UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2025 (the “Effective Date”), GrafTech International Ltd. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Mr. Nilesh Undavia, who beneficially owns approximately 6.7% of the outstanding common stock, par value $0.01, of the Company (the “Common Stock”).

Pursuant to the Cooperation Agreement, the Company has agreed to, among other things, (i) appoint Sachin Shivaram to the Board of Directors of the Company (the “Board”), effective January 10, 2025, as a Class III director whose term will expire at the 2027 annual meeting of stockholders of the Company, (ii) work in good faith with Mr. Undavia to find a mutually agreeable independent candidate to nominate for election to the Board as a Class I director at the 2025 annual meeting of stockholders of the Company (the “New Candidate”) and (iii) appoint each of Mr. Shivaram and the New Candidate to at least two committees of the Board.

The Cooperation Agreement includes customary standstill restrictions and other provisions that remain in place until January 31, 2027, or until May 31, 2028 (such period, the “Cooperation Period”) if certain conditions set forth in the Cooperation Agreement are met. The Cooperation Agreement also provides that Mr. Undavia has agreed to vote his shares of Common Stock in accordance with the Board’s recommendations with respect to any proposal presented at each annual or special meeting of stockholders of the Company held during the Cooperation Period. During the Cooperation Period, the Company and Mr. Undavia have agreed to certain mutual non-disparagement provisions.

The Cooperation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Cooperation Agreement herein is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Mr. Shivaram

On January 10, 2025, the Board appointed Mr. Shivaram as a Class III director of the Board, effective January 10, 2025, with an initial term expiring at the 2027 annual meeting of stockholders of the Company. Mr. Shivaram was also appointed to the Audit Committee and Human Resources and Compensation Committee of the Board. The Board has determined that Mr. Shivaram is independent under the New York Stock Exchange listing standards. Mr. Shivaram will participate in the Company’s standard director compensation program for non-employee directors on a pro-rata basis, which is described on pages 20-23 of the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 9, 2024, which was filed with the United States Securities and Exchange Commission (“SEC”) on April 2, 2024. The Company intends to enter into an Indemnification Agreement with Mr. Shivaram. The form of Indemnification Agreement was previously filed with the SEC on March 26, 2018 as Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-223791) and is incorporated herein by reference.

There are no related person transactions involving Mr. Shivaram or Mr. Flanagan that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Reclassification of Current Directors in Contemplation of Obligations under Cooperation Agreement

In contemplation of the Company’s obligation under the Cooperation Agreement to nominate a New Candidate as a Class I Director, on January 10, 2025, Timothy K. Flanagan, a Class I director, submitted his resignation from the Board, effective immediately, and was immediately reappointed to the Board as a Class II director whose term will expire at the 2026 annual meeting of stockholders of the Company.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On January 10, 2025, the Company issued a press release announcing its entry into the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference to this Item 7.01 herein.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
10.1 Cooperation Agreement, dated as of January 10, 2025, by and between GrafTech International Ltd. and Nilesh Undavia.
99.1 Press Release, dated January 10, 2025.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	January 10, 2025	By:	/s/ Rory O'Donnell
Rory O'Donnell
Chief Financial Officer and Senior Vice President